SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Definitive Proxy Statement
   [X]  Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                         UNIVERSAL FOODS CORPORATION
                (Name of Registrant as Specified in its Charter)


                   (Name of person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):  (Not Applicable)

   [  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
        14a-6(j)(2).

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        4)   Proposed maximum aggregate value of transaction:

   _______________

   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                     UNIVERSAL FOODS CORPORATION LETTERHEAD


                                                              January 8, 1997




   Dear Shareholder:

   You were previously mailed an Annual Report and Proxy materials for voting your shares of stock at the Annual Meeting of Shareholders of Universal Foods Corporation. The meeting will be held on Thursday, January 23, 1997.

   In reviewing the proxy votes received to date, we find that we have not received your vote on the proxy card which was included with the mailing list to you.

   The time remaining until the January 23, 1997, meeting is growing short. It is important that your stock be represented at the meeting regardless of the number of shares you own. For that purpose, we have enclosed another proxy card which you may use to vote by mail if you have not done so. We would appreciate your returning your vote at your earliest convenience. The enclosed return envelope goes to Corporate Election Services, whom we have retained to tabulate your vote on a confidential basis.

   If, for some reason, you have not received an Annual Report and Proxy, we will be happy to send another. Requests can be directed to Universal Foods Corporate Communication using our toll-free telephone number, 1-800-558-9892.

   Thank you for your cooperation.

                                 Sincerely,



                                 Guy A. Osborn
                                 Chairman of the Board

                     UNIVERSAL FOODS CORPORATION LETTERHEAD


                                                              January 7, 1997




   Dear ESOP Participant:

   In reviewing the proxy returns for the shares held in the Retirement ESOP, we find that you have not returned the blue proxy ballot that was mailed to you along with the Notice of Annual Meeting and Proxy Statement on December 18, 1996.

   It is important that your stock be represented at the meeting. If you have not already done so, please sign and mail your proxy ballot as soon as possible. For your convenience, we have enclosed a duplicate proxy ballot and return envelope.

   Thank you for your cooperation.

                                 Sincerely,



                                 Rich Carney
                                 Vice President, Human Resources

   RC/ko
   Enclosure